Exhibit 10.32

                           ACCRUED INTEREST AGREEMENT



          THIS ACCRUED INTEREST AGREEMENT (the "Agreement") is made and entered into as of February 28, 1997, by and between Alliance Farms Cooperative Association, a Colorado cooperative association (the "Borrower"), and Farmland Industries, Inc., a Kansas corporation (the "Lender").

                                   RECITALS:

     A. As of November 27, 1996, the Borrower and the Lender entered into a Loan Agreement whereby the Lender agreed to loan up to $1,360,000 to the Borrower (the "Loan Agreement" and, together with all promissory notes, mortgages, deeds of trust, security agreements, waivers, consents and other documentation entered into with respect thereto or as contemplated thereby, collectively the "Farmland Loan Documentation").

     B. The Lender and CoBank (as defined in the Loan Agreement) have entered into a Subordination Agreement, dated February 28, 1997 (the "Subordination Agreement"), whereby the loan evidenced by the Farmland Loan Documentation is subordinated to the loan evidenced by the CoBank Loan Documentation (as defined in the Loan Agreement).

     C. The Borrower now desires to have the interest otherwise due and payable on a monthly basis under the Farmland Loan Documentation accrue pending the date on which the principal thereunder is due and payable.

                                   AGREEMENT:

     In consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

     1. Capitalized Terms. Unless otherwise defined in this Agreement, all capitalized terms used herein shall have meanings ascribed to such terms in the Loan Agreement.

     2. Accrual of Interest. Notwithstanding the requirement under the Farmland Loan Documentation that the Borrower pay interest on the unpaid principal amount of the Loan on each Interest Payment Date, the Borrower shall not make such interest payments on such dates, but instead (a) interest shall accrue at the rates otherwise stated in the Farmland Loan Documentation, (b) interest shall compound on each Interest Payment Date, and (c) such accrued and compounded interest shall be payable in full on the first to occur of (i) the closing date with respect to the Borrower=s next issuance and sale of a block of at least seventeen (17) shares of its common stock, $.01 par value, and (ii) the 27th day of November, 2006.

     3. Stock Sale Closing. The Borrower shall not close any issuance and sale of shares of its common stock, $.01 par value unless (a) not less than seventeen (17) shares of its common stock, $.01 par value, are issued and sold in connection with such closing, and (b) concurrently with the closing of the Borrower=s next issuance and sale of a block of at least seventeen (17) shares of its common stock, $.01 par value, (i) the Borrower shall cause the repayment in full of the principal under the Farmland Loan Documentation, and the accrued and compounded interest hereunder and under the Farmland Loan Documentation, to made to Farmland, and (ii) immediately after such repayment, (A) the subordination provided for by the Subordination Agreement, or by any other agreement between the Lender and CoBank, shall not apply to the proceeds of such repayment, and (B) the Lender shall not be obligated under the Subordination Agreement, or under any other agreement between the Lender and CoBank, to hold such proceeds in trust for CoBank or otherwise remit such proceeds to CoBank.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                   ALLIANCE FARMS COOPERATIVE
                                   ASSOCIATION


                                   By:
                                   Name:
                                   Title:

                                   FARMLAND INDUSTRIES, INC.


                                   By:
                                   Name:
                                   Title: